UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

PALISADE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7750 El Camino Real Suite 2A Carlsbad, California	92009
(Address of principal executive offices)	(Zip Code)

(858) 704-4900

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1) Director Resignation

On July 2, 2025, Margery Fischbein delivered notice to the Board of Directors (the “Board”) of Palisade Bio Inc. (the “Company”) of her resignation from the Board, effective as of July 2, 2025. Ms. Fischbein’s resignation is not the result of any disagreement with the Company on any matter related to its operations, policies or practices. The Company thanks Ms. Fischbein for her leadership, support and many other contributions that she made to the Company during her tenure as a member of the Board.

In addition, in recognition of Ms. Fischbein’s dedicated service to the Company, the Board accelerated the vesting of 3,100 outstanding stock options held by Ms. Fischbein (the “Outstanding Options”) such that as of Ms. Fischbein’s resignation on July 2, 2025, the Outstanding Options are deemed fully vested and modified the exercise period of the Outstanding Options such that the exercise period will be extended through their original expiration dates.

(2) Director Appointment

On July 7, 2025, based upon the recommendation of the Governance and Nominating Committee of the Board, the Board elected Emil Chuang, MB BS FRACP, as a director, with his initial term expiring at the Company’s 2026 annual meeting of stockholders, to fill the current vacancy on the Board. Dr. Chuang was also appointed to the Company’s Audit Committee, Compensation Committee, and Governance and Nominating Committee.

Pursuant to the Company’s non-employee director compensation program, as a non-employee joining the Board, in connection with his appointment, Dr. Chuang will be granted a non-statutory stock option to purchase 8,000 shares of the Company’s common stock with an exercise price equal to the closing stock price of the Company’s common stock on The Nasdaq Capital Market on the date of grant. As a non-employee director of the Company, Dr. Chuang will also receive compensation for his service as a non-employee member of the Board as described in the “Director Compensation” section of the Company’s 2024 Proxy Statement filed with the Securities and Exchange Commission on May 22, 2024.

Dr. Chuang and the Company will also enter into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers. This form is attached hereto as Exhibit 99.1.

There is no arrangement or understanding between Dr. Chuang and any other person pursuant to which Dr. Chuang was appointed as a director. The Board has determined that Dr. Chuang is an independent director in accordance with applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market. The Company’s form of stock option award agreement for non-employee directors is filed herein as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On July 9, 2025, the Company issued a press release announcing Dr. Chuang’s appointment to the Board, as described above, which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Non-Employee Director Stock Option Grant Notice, Stock Option Agreement, and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (incorporate by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).
99.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.03 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 18, 2018).
99.2	Press Release dated July 9, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Palisade Bio, Inc.

Date: July 9, 2025	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer